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                                                                    EXHIBIT 10.1
                                                                  Conformed Copy


            THIS AMENDMENT NO. 1 (the "Amendment"), dated as of November 20, 1996, to Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 3, 1996, by and among Health Management Systems, Inc., a New York corporation ("HMS"), QSM Acquisition Corp., a Delaware corporation ("Sub"), and Quality Standards in Medicine, Inc., a Delaware corporation ("QSM").

                                   WITNESSETH

            WHEREAS, the parties entered into the Merger Agreement pursuant to which, among other things, Sub would be merged with and into QSM (the "Merger"), with the result that QSM would become a wholly owned subsidiary of HMS; and

            WHEREAS, in connection with the Merger all shares of common stock, $.01 par value ("QSM Common"), and all shares of preferred stock, $.01 par value ("QSM Preferred"), of QSM issued and outstanding, together with all outstanding promissory notes of QSM (excluding certain promissory notes issued to HMS), all outstanding common stock purchase warrants issued by QSM and all outstanding vested $.25 stock options issued by QSM were to be either converted, exercised and then converted or exchanged for an aggregate of up to 233,000 shares of common stock, $.01 par value ("HMS Common"), of HMS; and

            WHEREAS, the parties desire to amend the Merger Agreement to, among other things, increase the number of shares of HMS Common to be issued in the Merger to an aggregate of 260,000 shares of HMS Common;

            NOW, THEREFORE, for good and valuable consideration, the parties hereto agree to amend the Merger Agreement as follows:

            1. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Merger Agreement.

            2. Section 1.1(g) of the Merger Agreement is hereby amended to read in its entirety as follows:

                  "(g) "Fair Value" shall mean (i) with respect to HMS Common, the average closing price of HMS Common on the Nasdaq National Market for a period of five (5) consecutive business days ending on November 22, 1996, (ii) with respect to HMS Stock Options, the value thereof as of November 22, 1996, as determined by Fechtor, Detwiler & Co., Inc. in accordance with the Black-Scholes pricing model, and (iii) with respect to QSM Preferred Stock, Notes, Stock Options and Warrants, the appraised values thereof as of November 22, 1996, as determined by Fechtor, Detwiler & Co., Inc."

            3. Section 2.4 of the Merger Agreement is hereby amended to read in its entirety as follows:

                  "(a)  [Reserved]
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                   (b) Exchange of QSM Warrants. As of the Effective Time of the
Merger and with the consent of the QSM Warrantholders, all outstanding QSM Warrants shall be exchanged for shares of HMS Common (the "QSM Warrant Exchange Shares") having a Fair Value equal to the Fair Value of the respective QSM Warrants."

            4. Section 2.5 of the Merger Agreement is hereby amended to read in its entirety as follows:

                  "(a)  [Reserved]

                   (b) Conversion of QSM Stock Options. As of the Effective Time of the Merger, all outstanding QSM Stock Options (collectively, the "Assumed QSM Stock Options") shall be assumed by HMS and converted into HMS Stock Options having a Fair Value equal to the Fair Value of the respective QSM Stock Options, in accordance with such further conditions as are set forth in Section 7.7 of this Agreement."

            5. Section 2.6(b)(ii) of the Merger Agreement is hereby amended to read in its entirety a follows:

                  "(ii) QSM Common Stock. Without any action on the part of any holder of QSM Common Stock, each share of QSM Common Stock shall be converted into shares of HMS Common in accordance with an exchange ratio (the "Exchange Ratio") to be determined as of the Closing Date equal to (x) 260,000 shares of HMS Common minus (y) the sum of the QSM Note Shares, Warrant Exchange Shares and Preferred Stock Exchange Shares divided by (z) the total number of shares of QSM Common Stock then issued and outstanding."

            6. Section 2.8(b) of the Merger Agreement is hereby amended to read in its entirety as follows:

                  "(b) [Reserved]

            7. Section 3.2 of the Merger Agreement is hereby amended by eliminating the parenthetical phrase in the first sentence thereof.

            8. Section 7.8 of the Merger Agreement is hereby amended by removing the number "40,000" from the first sentence thereof and substituting the number "46,000" in its place and stead.

            9. Section 8.2(f) of the Merger Agreement is hereby amended to read in its entirety as follows:

                  "(f) QSM Preferred Shareholder, Noteholder and Warrantholder Consents. QSM shall have received fully executed QSM Preferred Shareholder Consents, Noteholder Consents and Warrantholder Consents from each QSM Preferred Shareholder,


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Noteholder and Warrantholder listed on Schedule 3.2 attached hereto."

            10. Article 9 of the Merger Agreement is hereby amended by removing the date "November 30, 1996" from the third sentence thereof and substituting the date "December 31, 1996" in its place and stead.

            11. Article 11 of the Merger Agreement is hereby amended by removing the dollar amount "$90,000" from the last sentence thereof and substituting the dollar amount "$150,000" in its place and stead.

            12. Section 12.1(c) is hereby amended to read in its entirety as follows:

                  "(c) by either HMS or QSM if the Merger shall not have been consummated on or before December 31, 1996; provided, however, that if the Merger shall not be consummated on or before December 31, 1996, because of a party's failure to satisfy any of the conditions set forth in Section 8.2 or 8.3, neither HMS nor QSM may rely upon its own actions or lack thereof to terminate the Agreement;"

            13. Other than as specifically amended hereby, the Merger Agreement shall remain in full force and effect in accordance with its terms.

            14. This Amendment No. 1 may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constituted one and the same instrument.


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      IN WITNESS WHEREOF, HMS, Sub and QSM have caused this Amendment to be duly signed all as of the date first written.


                                    HEALTH MANAGEMENT SYSTEMS, INC.


                                    By:   /s/      Phillip Siegel
                                          --------------------------------
                                          Phillip Siegel

                                    QSM ACQUISITION CORP.


                                    By:   /s/      Phillip Siegel
                                          --------------------------------
                                          Phillip Siegel

                                    QUALITY STANDARDS IN MEDICINE, INC.


                                    By:   /s/     William B. Munier
                                          --------------------------------
                                          William B. Munier

AGREED TO AND ACCEPTED:

QSM Principals



/s/  William B. Munier
------------------------
William B. Munier



/s/   Rodrigo Rocha
------------------------
Rodrigo Rocha

                                    COLEMAN & RHINE LLP,
                                    As Escrow Agent


                                    By: /s/ Bruce S. Coleman, Esq.
                                       ---------------------------
                                       Bruce S. Coleman, Esq.


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